Exhibit 4.1

TRINITY ACQUISITION PLC,

as Issuer

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

WILLIS TOWERS WATSON SUB HOLDINGS LIMITED

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WTW BERMUDA HOLDINGS LTD.

WILLIS GROUP LIMITED, and

WILLIS NORTH AMERICA INC.

as Guarantors

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

and

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH

as Paying Agent

Fourth Supplemental Indenture

Dated as of May 26, 2016

to the Indenture dated as of August 15, 2013

Creating one series of Securities designated

2.125% Senior Notes Due 2022

i

EXHIBIT A	Form of Note

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of May 26, 2016, among TRINITY ACQUISITION PLC, a company organized and existing under the laws of England and Wales, as issuer (the “Issuer”) and WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland and parent company of the Issuer (without any of its consolidated subsidiaries, “Parent,” and together with its consolidated subsidiaries, the “Company” ), WILLIS TOWERS WATSON SUB HOLDINGS LIMITED, a company organized and existing under the laws of Ireland ,WILLIS NETHERLANDS HOLDINGS B.V., a company organized under the laws of the Netherlands, WILLIS INVESTMENT UK HOLDINGS LIMITED, a company organized and existing under the laws of England and Wales, TA I LIMITED, a company organized and existing under the laws of England and Wales, WTW BERMUDA HOLDINGS LTD., a company organized and existing under the laws of Bermuda, WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales and WILLIS NORTH AMERICA INC., a Delaware corporation, as guarantors (collectively, the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as paying agent (the “Paying Agent”).

RECITALS OF THE ISSUER AND THE GUARANTORS

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of August 15, 2013 (the “Original Indenture”), providing for the issuance from time to time of its unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”), to be issued in one or more series as provided in the Original Indenture;

WHEREAS, Section 9.01 of the Original Indenture provides that the Issuer, each Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish a new series of Securities and add certain provisions to the Original Indenture;

WHEREAS, Sections 2.01 and 3.01 of the Original Indenture provide that the Issuer may enter into one or more indentures supplemental thereto to establish the form and terms of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture (this “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) to supplement the Original Indenture insofar as it will apply only to the series of securities to be known as the Issuer’s 2.125% Senior Notes due 2022 (the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, the Notes and the Guarantees valid agreements of the Issuer and the Guarantors, in accordance with their terms and the terms of the Original Indenture.

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

2.125% Senior Notes Due 2022

SECTION 1.01. Creation of Series; Establishment of Form.

(1) There is hereby established a new series of Securities under the Indenture entitled “2.125% Senior Notes due 2022”.

(2) The Notes, including the form of the certificate of authentication, shall be in substantially the form attached hereto as Exhibit A.

(3) The Trustee shall authenticate and deliver the Notes for original issue in an aggregate principal amount of €540,000,000 upon an Issuer Order for the authentication and delivery of the Notes. The Issuer may from time to time issue additional Notes in accordance with Sections 3.01 and 9.01 of the Original Indenture. Any additional Notes subsequently issued shall not be limited by the aggregate principal amount of this Supplemental Indenture. The Notes issued originally hereunder, together with any additional Notes subsequently issued, shall be treated as a single series for purposes of the Indenture.

(4) The Notes shall be issued in registered form without coupons.

(5) The Notes shall not have a sinking fund.

(6) The principal of the Notes shall be due on May 26, 2022.

(7) The outstanding principal amount of the Notes shall bear interest at the rate of 2.125% per annum from May 26, 2016 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable annually in arrears on May 26 (the “Interest Payment Date”), commencing on May 26, 2017, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date (as defined in Section 1.02) for such interest and at the Stated Maturity of the Notes, until the principal thereof is paid or made available for payment. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or May 26, 2016 if no interest has been paid or duly provided for on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the primary market handbook of the International Capital Market Association. Any such interest due on an Interest Payment Date that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer pursuant to Section 3.07 of the Original Indenture, notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

(8) The Notes shall be issued in denominations of €100,000 or any integral multiple of €1,000 in excess thereof.

(9) If the Notes are redeemed, in whole at any time or in part from time to time, prior to February 26, 2022, the Redemption Price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the aggregate principal amount of the Notes to be redeemed, and (ii) an amount equal to the sum of the present value of (A) the payment on February 26, 2022 of principal of the Notes to be redeemed and (B) the payment of the remaining scheduled payments through February 26, 2022 of interest on the Notes to be redeemed (excluding accrued and unpaid interest to the date of redemption (the “Redemption Date”) and subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from their scheduled date of payment to the Redemption Date on an annual basis (Actual/Actual (ICMA)) using a discount rate equal to the Government Bond Rate plus 40 basis points plus, in each of the above cases, accrued and unpaid interest, if any, to, but excluding, such Redemption Date.

If the Notes are redeemed, in whole at any time or in part from time to time, on or after February 26, 2022, the Redemption Price for the Notes to be redeemed will equal 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, such Redemption Date.

(10) All payments of interest and principal, including payments made upon any redemption or repurchase of the Notes and the payment of any additional amounts payable with respect to the Notes, will be payable in euro. If, on or after the date of the issuance of the Notes, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date, or in the event the U.S. Federal Reserve has not mandated a rate of conversion, on the basis of the most recently available market exchange rate published in the Wall Street Journal on or prior to the second Business Day prior to the relevant payment date. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent for the Notes shall have any responsibility for any calculation or conversion in connection with the foregoing.

SECTION 1.02. Definitions. (1) The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.

“Agency Agreement” means the agreement among the Issuer, Elavon Financial Services Limited, UK Branch, as the Paying Agent, Elavon Financial Services Limited , as the registrar and transfer agent, and the Trustee.

“Change of Control” means the occurrence of any of the following:

(a) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent;

(b) the first day on which Parent ceases to own, directly or indirectly, at least 80% of the outstanding Capital Stock of the Issuer; or

(c) the adoption of a plan relating to the liquidation or dissolution of Parent.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Clearstream” means Clearstream Banking, société anonyme.

“Common Depositary” means Elavon Financial Services Limited as common depositary for the Depositary.

“Comparable Government Issue” means, in relation to any Government Bond Rate, the euro-denominated security issued by the German government selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes mature on February 26, 2022) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Price” means, with respect to any Redemption Date for the Notes, (a) the average of five Reference Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

“Depositary” means Clearstream Banking, société anonyme, and Euroclear Bank SA/NV.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Government Bond Rate” means, with respect to any Redemption Date, the rate per annum equal to the annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Government Issue (computed as of the third Business Day immediately preceding the Redemption Date), assuming a price for such Comparable Government Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Price for such redemption date.

“Guarantor” means each of Willis Towers Watson Public Limited Company, an Irish company, Willis Towers Watson Sub Holdings Limited, an Irish Company, Willis Netherlands Holdings B.V., a company incorporated under the laws of the Netherlands, Willis Investment UK Holdings Limited, a company organized and existing under the laws of England and Wales, TA I Limited, a company organized and existing under the laws of England and Wales, Willis Group Limited, a company organized and existing under the laws of England and Wales, Willis North America Inc., a Delaware corporation, WTW Bermuda Holdings Ltd., a company organized and existing under the laws of Bermuda, and any other Subsidiary of Willis Towers Watson Public Limited Company which becomes a guarantor of the Issuer’s Indenture obligations.

“Independent Investment Banker” means an investment bank of international standing that the Issuer appoints to act as the Independent Investment Banker from time to time.

“Interest Payment Date” means May 26 of each year.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means:

(a) each of Moody’s and S&P; and

(b) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3- 1 (c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Dealer” means a broker of, or a market maker in, the Comparable Government Issue selected by the Independent Investment Banker.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Dealer at 11:00 a.m. London time on the third (3rd) Business Day preceding such Redemption Date.

“Ratings Decline” means at any time during the period commencing on the earlier of, (a) the occurrence of a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (i) the rating of the Notes shall be reduced by both Rating Agencies and (ii) the Notes shall be rated below Investment Grade by each of the Rating Agencies.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the May 11 (whether or not a Business Day) prior to such Interest Payment Date.

“S&P” means Standard & Poor’s Financial Services LLC.

“Security Register” means the register, at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Issuer in accordance with Section 3.05 of the Original Indenture, in which the Issuer shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers and exchanges of Securities.

(11) References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

SECTION 1.03. Payment of Principal and Interest.

(1) If any Interest Payment Date, Redemption Date or the Stated Maturity of the Notes is not a Business Day, the payment of principal, premium, if any, or interest, as applicable, will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day. “Business Day” means any day other than a Saturday or Sunday or other day on which the Trustee, the Paying Agent, the Security Registrar or banking institutions are not required by law or regulation to be open in the State of New York or London, and for any place of payment outside of New York City or London, in such place of payment, and on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the “TARGET2 system”), or any successor thereto, does not operate.

(2) Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made to the Paying Agent which in turn, for so long as the Notes are in global form, shall make payment with respect to the Notes to the Common Depositary, or its nominee, as Holder of such Global Security, for the respective accounts of Clearstream and Euroclear; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date, if any, (except, in the case of interest, where the

Redemption Date is an Interest Payment Date) shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Issuer, subject to such surrender where applicable, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

(3) Elavon Financial Services Limited, UK Branch, shall initially serve as the Paying Agent for the Notes in accordance with the terms of the Agency Agreement. Elavon Financial Services Limited shall initially serve as the transfer agent for the Notes (the “Transfer Agent”) in accordance with the terms of the Agency Agreement. The Issuer may change the Paying Agent or the Transfer Agent without prior notice to the Holders.

(4) Elavon Financial Services Limited shall initially act as the Security Registrar, as such term is defined in Section 3.05 of the Original Indenture, for the Notes in accordance with the terms of the Agency Agreement. The Issuer may change the Security Registrar without prior notice to the Holders.

(5) Each of the Issuer and the Guarantors designates the office of the Paying Agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR as an agency where the Notes may be presented for payment, exchange or registration of transfer, in each case as provided for in the Indenture.

SECTION 1.04. Global Securities. The Notes shall initially be issued in the form of one or more Global Securities registered in the name of a nominee of the Common Depositary. The Company will deposit the Global Securities with the Common Depositary. Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Issuer has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Paying Agent, Security Registrar or other agent is hereby authorized to act in accordance with such letter and applicable Depositary procedures. The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until the Notes are exchanged in whole or in part for Notes in definitive form.

Subject to the procedures of the Depositary, a Global Security representing the Notes shall be exchangeable for Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Issuer in writing that it is no longer willing or able to properly discharge its responsibilities as a Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days of receipt by the Issuer of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days after it becomes aware of such cessation, (ii) the Issuer executes and delivers to the Trustee an Issuer Order stating that the Issuer elects to terminate the book-entry system through the Depositary, or (iii)

there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Notes it represents, as provided in the Original Indenture.

SECTION 1.05. Redemption.

(1) The Issuer shall send notice of any redemption pursuant to Section 1.01(9) (in accordance with the applicable clearing system’s procedures) not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed. The Issuer shall deliver to the Trustee and the Paying Agent an Officers’ Certificate setting forth the Redemption Price with respect to the foregoing redemption no later than two (2) Business Days prior to the Redemption Date. The Trustee and the Paying Agent shall have no responsibility for determining said Redemption Price on the Redemption Date, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.

(2) Section 11.03 (Selection by Trustee of Securities to Be Redeemed) of the Original Indenture is hereby amended and restated in its entirety as follows:

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of the Depositary, and which may provide for the selection for redemption of portions (equal to €1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than €100,000; provided, however, that Notes registered in the name of the Issuer shall be excluded from any such selection for redemption until all Notes being redeemed and that are not so registered shall have been previously selected for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1.06. Purchase of Notes Upon a Change of Control Triggering Event.

(1) If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem the Notes pursuant to Sections 1.01(9) and 1.05 of this Supplemental Indenture or Article ELEVEN of the Original Indenture, the Issuer will make an offer to each Holder of Notes to repurchase all or any part (in excess of €100,000 and in integral multiples of €1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

(2) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

(3) On the Change of Control Triggering Event payment date, the Issuer will, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(b) deposit with the Paying Agent (with notice to the Trustee of such deposit by means of an Officers’ Certificate) an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee, the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchase by the Issuer.

(4) The Paying Agent will promptly pay, from funds deposited by the Issuer for such purpose, to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered.

(5) The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

SECTION 1.07. Additional Covenants. The following shall be additional covenants to the covenants set forth in the Original Indenture for the benefit of the Notes only and shall be effective only so long as the Notes are Outstanding:

(1) Limitation on Liens. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien, other than a Permitted Lien, securing Indebtedness upon any Capital Stock of any Significant Subsidiary of Parent that is owned, directly or indirectly, by Parent or any of its Subsidiaries, in each case whether owned at the date of the original issuance of the Notes or thereafter acquired, or any interest therein or any income or profits therefrom unless it has made or will make effective provision whereby the Outstanding Notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of Parent or any Subsidiary secured by such Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Lien.

“Permitted Lien” means a Lien on the Capital Stock of a Significant Subsidiary to secure Indebtedness incurred to finance the purchase price of such Capital Stock; provided that any such Lien may not extend to any other property of Parent or any other Subsidiary of Parent; and provided further that such Indebtedness matures within 180 days from the date such Indebtedness was incurred.

(2) Limitation on Dispositions of Significant Subsidiaries. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of, and will not permit any Significant Subsidiary to issue, any Capital Stock of any Significant Subsidiary. Notwithstanding the foregoing limitation, (a) Parent and its Subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock to any Subsidiary of Parent, (b) any Subsidiary of Parent may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities to Parent or another Subsidiary of Parent, (c) Parent and its Subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock if the consideration received is at least equal to the fair market value (as determined by the Board of Directors of Parent acting in good faith) of such Capital Stock, and (d) Parent and its Subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities if required by law or any regulation or order of any governmental or regulatory authority. Notwithstanding the foregoing, Parent may merge or consolidate any of its Significant Subsidiaries into or with another one of its Significant Subsidiaries and may otherwise sell, transfer or otherwise dispose of its business pursuant to Article EIGHT of the Original Indenture.

SECTION 1.08. Early Redemption for Tax Reasons.

(1) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder, or otherwise delivered in accordance with the applicable procedures of the Depositary if:

(a) on the occasion of the next payment due under the Notes, the Issuer has or is reasonably likely to become obliged to pay Additional Amounts (as defined in Section 1.09) as a result of any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined in Section 1.09), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes (a “Change in Tax Law”); and

(b) such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

(2) Prior to the giving of any notice of redemption pursuant to the Indenture, the Issuer shall deliver to the Trustee an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this Section 1.08 will be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption and all Additional Amounts due on the date of redemption.

SECTION 1.09. Additional Amounts. With respect to any payments made by or on the behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal of, premium, if any, and interest on (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or other governmental charge (including penalties, interest and other liabilities related thereto (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction in which the Issuer or such Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) (each, a “Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that the net amount received by each Holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount that would have been received had such taxes not been imposed or levied; except that no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:

(1) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes other than the mere holding or enforcement of such Note or receipt of payments thereunder; or

(2) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holders or beneficial owners of such Note to comply with a reasonable written request by the Issuer (or its agent) to make a valid declaration of non-residence or any other claim or filing for exemption to which it is entitled (but only to the extent it is legally entitled to do so); or

(3) that presents such Note for payment (where presentation is required) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

(4) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC on the taxation of savings income or any other directive or law implementing or complying with, or introduced in order to conform to, such Directive, the ECOFIN Council meeting of 26-27 November 2000 or any other law implementing or complying with any arrangement entered into between the EU member states and certain third countries and territories in connection with such Directive (including, for the avoidance of doubt, any replacement directive or law); or

(5) that presents such Note for payment (where presentation is required) by or on behalf of the Holders of such Note to any Paying Agent if such withholding or deduction of such Taxes could have been avoided by presenting such Note to another Paying Agent in a member state of the European Union;

(6) in the case of a payment made by or on behalf of a Guarantor organized under the laws of the United States, any state thereof or the District of Columbia, with respect to any United States withholding taxes, so long as the Issuer or such Guarantor (pursuant to Section 1.06 of the Original Indenture) provides reasonable notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or

(7) any combination of the above.

As used herein and for purposes of the Indenture and the Notes, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts. The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies (including any interest and penalties related thereto) imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Guarantees, the Indenture or any other document or instrument referred to therein.

SECTION 1.10. Events of Default. Section 5.01 of the Original Indenture setting forth the “Events of Default” is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

“Event of Default,” whenever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) a default in payment of interest (including Additional Amounts) upon any Note \ when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) a default in the payment of the principal of or premium, if any, on any Note at its Maturity; or

(3) a default in the performance, or breach, of any other covenant of the Issuer or any Guarantor (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in the Indenture solely for the benefit of Securities other than the Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or such Guarantor by the Trustee or to the Issuer or such Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default under any Indebtedness by the Issuer, any Guarantor or any of their respective subsidiaries that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default under this Section 1.10(4); or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging Parent, the Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, the Issuer or any Significant Subsidiary under any applicable Bankruptcy Law, or appointing a Custodian of Parent, the Issuer or any Significant Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by Parent, the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a Custodian of Parent, the Issuer or any Significant Subsidiary of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Parent, the Issuer or any Significant Subsidiary in furtherance of any such action, or the taking of any comparable action under any foreign laws relating to insolvency; or

(7) any Guarantee with respect to the Notes shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except as contemplated by the Indenture and any such Guarantee.

SECTION 1.11. Notice of Defaults.

Section 6.02 (Notice of Defaults) of the Original Indenture is hereby amended and restated in its entirety for the benefit of the Notes only as follows:

Within 90 days after the Trustee has knowledge of the occurrence of any default hereunder with respect to the Notes, the Trustee shall send to all Holders of the Notes, as their names and addresses appear in the Security Register, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note or in the payment of any sinking fund or analogous obligation installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes; and provided, further, that in the case of any default of the character specified in Section 1.10(3) with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

SECTION 1.12. Legal Defeasance and Discharge and Covenant Defeasance. Section 4.03 and Section 4.04 of the Original Indenture do hereby apply to all of the outstanding Notes; provided, that, solely with respect to the Notes, (i) the reference to Section 5.01(4) in Section 4.04 shall be amended to be a reference to Section 1.10(3), (ii) clause (4) of Section 5.01, as such Section 5.01 shall have been amended by this Supplemental Indenture, shall be subject to Covenant Defeasance under Section 4.04 of the Original Indenture and (iii) the U.S. Government Obligations referred to in Section 4.05 shall include direct obligations of the Federal Republic of Germany.

SECTION 1.13. Merger, Consolidation, etc. Only on Certain Terms

Section 8.01 (Merger, Consolidation, etc. Only on Certain Terms) of the Original Indenture is hereby amended and restated in its entirety as follows:

Neither the Issuer nor any of the Guarantors shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) if the Issuer or such Guarantor, as the case may be, shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer or such Guarantor, as the case may be, substantially as an entirety shall (i) in the case of the Issuer or any Guarantor that is not Willis North America Inc., be a Person organized and existing under the laws of any United States jurisdiction, any state thereof, England and Wales, Ireland, the Netherlands, Bermuda or any country that is a member of the European Monetary Union, or (ii) in the case of Willis North America Inc., be a Person organized and existing under the laws of any United States jurisdiction and any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer or any of the Guarantors, as the case may be, under this Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing; and

(2) the Issuer or such Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and (b) in the case of a consolidation with or merger by the Parent Guarantor into a Person organized other than under the laws of Ireland or the conveyance, transfer or lease by the Parent Guarantor of its properties and assets substantially as an entirety to a Person organized other than under the laws of Ireland, Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

ARTICLE II

Miscellaneous Provisions

SECTION 2.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Original Indenture.

SECTION 2.02. Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by the Second Supplemental Indenture, dated as of March 9, 2016, among the Issuer, the guarantor parties thereto and the Trustee and this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this

Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

SECTION 2.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 2.04. Governing Law; Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE APPLIED AS A RESULT THEREOF. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.05. Conflict with Trust Indenture Act. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 2.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 2.07. Separability Clause. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.08. Successors and Assigns. All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

SECTION 2.09. Benefit of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 2.10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Notes, the Guarantees or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

SECTION 2.11. Submission of Paying Agent to Jurisdiction in the United States. Each of the Paying Agent, the Transfer Agent and the registrar irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Fourth Supplemental Indenture. To the fullest extent permitted by applicable law, each of the Paying Agent, the Transfer Agent and the registrar irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

TRINITY ACQUISITION PLC

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

By:	/s/ Oliver Goodinge
	Name:	Oliver Goodinge
	Title:	Director

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	General Counsel

IN THE PRESENCE OF:-

/s/ Joanne Arroyo

(WITNESS’ SIGNATURE)

200 Liberty Street

NY, NY 10281

(WITNESS’ ADDRESS)

Executive Assistant

(WITNESS’ OCCUPATION)

[Supplemental Indenture]

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON SUB HOLDINGS LIMITED
BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Attorney

IN THE PRESENCE OF:-

/S/ Joanne Arroyo

(WITNESS’ SIGNATURE)

200 Liberty Street

NY, NY 10281

(WITNESS’ ADDRESS)

Executive Assistant

(WITNESS’ OCCUPATION)

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

[Supplemental Indenture]

TA I LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

WTW BERMUDA HOLDINGS LTD.

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

WILLIS GROUP LIMITED

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

WILLIS NORTH AMERICA INC.

By:	/s/ Matthew S. Furman
	Name:	Matthew S. Furman
	Title:	Authorized Signatory

[Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature Page to Supplemental Indenture]

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as Paying Agent

By:	/s/ Chris Hobbs

	Name:	Chris Hobbs
	Title:	Authorised Signatory

By:	/s/ Laurence Griffiths

	Name:	Laurence Griffiths
	Title:	Authorised Signatory

[Signature Page to Supplemental Indenture]

Exhibit A

[FORM OF FACE OF 2022 NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

TRINITY ACQUISITION PLC

2.125% Senior Note due 2022

ISIN No.: XS1418774706

Common Code: 141877470

No.	€

Dated:

TRINITY ACQUISITION PLC, a company organized under the laws of England and Wales (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited as nominee of Elavon Financial Services Limited as common depositary for the accounts of Euroclear/Clearstream, or its registered assigns, the principal sum of €         or such other principal sum as shall be set forth in the Schedule of Increases and Decreases attached hereto on May 26, 2022, and to pay interest thereon from May 26, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on May 26 in each year, commencing on May 26, 2017 and at the Stated Maturity of this Note, at the rate of 2.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 11 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest due on an Interest Payment Date not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to, but excluding, such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, premium, if any, and interest on the Note shall be made to the Paying Agent which in turn, for so long as the Note is in global form, shall make payment with respect to the Notes to the Common Depositary, or its nominee, as Holder of such Global Security, for the respective accounts of Clearstream and Euroclear; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If the Note is no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date, if any, (except, in the case of interest, where the Redemption Date is an Interest Payment Date) shall be made at the office of the Paying Agent upon surrender of the Note to the Paying Agent and (ii) payments of interest shall be made, at the option of the Issuer, subject to such surrender where applicable, by check mailed to the address of the Person entitled thereto as such address

2

shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

Elavon Financial Services Limited, UK Branch shall act as Paying Agent with respect to the Securities of this series.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first written above.

TRINITY ACQUISITION PLC

Name:	Matthew S. Furman
Title:	Authorized Signatory

Name:	Oliver Goodinge
Title:	Director

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

4

[FORM OF REVERSE OF NOTE]

TRINITY ACQUISITION PLC

2.125% Senior Note due 2022

This global security certificate represents one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 15, 2013 (herein called the “Original Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of May 26, 2016 (herein called the “Fourth Supplemental Indenture”) (such Original Indenture, together with the Fourth Supplemental Indenture, the “Indenture”), among the Issuer and WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY, a company organized and existing under the laws of Ireland and parent company of the Issuer (without any of its consolidated subsidiaries, “Parent,” and together with its consolidated subsidiaries, the “Company”), WILLIS TOWERS WATSON SUB HOLDINGS LIMITED, a company organized and existing under the laws of Ireland, WILLIS NETHERLANDS HOLDINGS B.V., a company organized under the laws of the Netherlands, WILLIS INVESTMENT UK HOLDINGS LIMITED, a company organized and existing under the laws of England and Wales, TA I LIMITED, a company organized and existing under the laws of England and Wales, WTW BERMUDA HOLDINGS LTD., a company organized and existing under the laws of Bermuda, WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales and WILLIS NORTH AMERICA INC., a Delaware corporation, as guarantors (collectively, the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and Elavon Financial Services Limited, UK Branch, as paying agent (the “Paying Agent”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof (herein called the “Notes”).

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the applicable procedures of the Depositary, if:

(i) on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws or regulations of the Taxing Jurisdiction (defined below), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of the Notes (a “Change in Tax Law”); and

(ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes pursuant to Sections 1.01 and 1.05 of the Fourth Supplemental Indenture or Article ELEVEN of the Original Indenture, each Holder will have the right to require that the Issuer repurchase all or any part (in excess of €100,000 and in integral multiples of €1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will send a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, the Issuer will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee, the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchase by the Issuer.

The Paying Agent will promptly pay, from funds deposited by the Issuer for such purpose, to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

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The definitions of certain terms used in the paragraphs above are listed below.

“Change of Control” means the occurrence of any of the following:

(i) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent;

(ii) the first day on which Parent ceases to own, directly or indirectly, at least 80% of the outstanding Capital Stock of the Issuer; or

(iii) the adoption of a plan relating to the liquidation or dissolution of Parent.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service Inc.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Group General Counsel and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer or any Guarantor, as applicable, and delivered to the Trustee.

“Rating Agency” means:

(i) each of Moody’s and S&P; and

(ii) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3- 1 (c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control, and ending 60 days thereafter

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(which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (a) the rating of the Notes shall be reduced by both Rating Agencies and (b) the Notes shall be rated below Investment Grade by each of the Rating Agencies.

“S&P” means Standard & Poor’s Financial Services LLC.

Prior to the giving of any notice of redemption pursuant to the Indenture, the Issuer shall deliver to the Trustee an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes redeemed pursuant to this provision will be redeemed at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption and all Additional Amounts due on the date of redemption.

With respect to any payments made by or on the behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal of, premium, if any, and interest on (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or other governmental charge (including penalties, interest and other liabilities related thereto (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction in which the Issuer or such Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) (each, a “Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that the net amount received by each Holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount that would have been received had such taxes not been imposed or levied; except that no such Additional Amounts shall be payable with respect to a payment made to a Holder or beneficial owner of a Note:

(i) to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such Holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes other than the mere holding or enforcement of such Note or receipt of payments thereunder; or

(ii) to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the Holders or beneficial owners of such Note to comply with a reasonable written request by the Issuer (or its agent) to make a valid declaration of non-residence or any other claim or filing for exemption to which it is entitled (but only to the extent it is legally entitled to do so); or

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(iii) that presents such Note for payment (where presentation is required) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

(iv) where such withholding or deduction is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC on the taxation of savings income or any other directive or law implementing or complying with, or introduced in order to conform to, such Directive, the ECOFIN Council meeting of 26-27 November 2000 or any other law implementing or complying with any arrangement entered into between the EU member states and certain third countries and territories in connection with such Directive (including, for the avoidance of doubt, any replacement directive or law); or

(v) that presents such Note for payment (where presentation is required) by or on behalf of the Holders of such Note to any Paying Agent if such withholding or deduction of such Taxes could have been avoided by presenting such Note to another Paying Agent in a member state of the European Union;

(vi) in the case of a payment made by or on behalf of a Guarantor organized under the laws of the United States, any state thereof or the District of Columbia, with respect to any United States withholding taxes, so long as the Issuer or such Guarantor (pursuant to Section 1.06 of the Original Indenture) provides reasonable notice regarding potential United States withholding taxes and requests Holders and beneficial owners to provide applicable U.S. tax forms; or

(vii) any combination of the above.

As used herein and for purposes of this Note, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts. The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies (including any interest and penalties related thereto) imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein.

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the issue price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial Interest Payment Date), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the previously issued Notes, including for voting purposes.

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No sinking fund is provided for the Notes. The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time, or in part from time to time.

If the Notes are redeemed, in whole at any time or in part from time to time, prior to February 26, 2022, the Redemption Price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the aggregate principal amount of the Notes to be redeemed, and (ii) an amount equal to the sum of the present value of (A) the payment on February 26, 2022 of principal of the Notes to be redeemed and (B) the payment of the remaining scheduled payments through February 26, 2022 of interest on the Notes to be redeemed (excluding accrued and unpaid interest to the date of redemption (the “Redemption Date”) and subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from their scheduled date of payment to the Redemption Date on an annual basis (Actual/Actual (ICMA)) using a discount rate equal to the Government Bond Rate plus 40 basis points plus, in each of the above cases, accrued and unpaid interest, if any, to, but excluding, such Redemption Date.

If the Notes are redeemed on or after February 26, 2022, the Redemption Price for the Notes to be redeemed will equal 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, such Redemption Date.

The definitions of certain terms used in the paragraph above are listed below.

“Comparable Government Issue” means, in relation to any Government Bond Rate, the euro-denominated security issued by the German government selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes mature on February 26, 2022) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Price” means, with respect to any Redemption Date for the Notes, (a) the average of five Reference Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an investment bank of international standing that the Issuer appoints to act as the Independent Investment Banker from time to time.

“Reference Dealer” means a broker of, or a market maker in, the Comparable Government Issue selected by the Independent Investment Banker.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Dealer at 11:00 a.m. London time on the third (3rd) Business Day preceding such Redemption Date.

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In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Issuer shall send notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of the Notes to be redeemed, all as provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (or premium, if any) or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 or any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, any Guarantor, the Trustee, the Paying Agent and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 3.07 of the Original Indenture), whether or not this Note be overdue, and neither the Issuer, any Guarantor, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are not otherwise defined herein shall have the meaning assigned to them in the Indenture.

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SCHEDULE OF INCREASES OR DECREASES TO THE

GLOBAL NOTE

The following increases or decreases to this Global Note have been made:

Date	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian